Exhibit 99.1

Contacts:	Debbie O’Brien	Stephanie Wakefield
	Corporate Communications	Investor Relations
	+ 1 650 385 5735	+1 650 385 5261
	dobrien@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS RECORD QUARTERLY REVENUES OF $151 MILLION AND 25 PERCENT LICENSE REVENUE GROWTH
Achieves Annual Revenues of $500 Million
REDWOOD CITY, Calif., January 28, 2010 — Informatica Corporation (NASDAQ: INFA), the world’s number one independent provider of data integration software, today announced financial results for the fourth quarter and the year ended December 31, 2009.
     Revenues for the fourth quarter of 2009 were $150.9 million, up 21 percent from the $124.4 million recorded in the fourth quarter of 2008. License revenues for the fourth quarter were $71.6 million, up 25 percent from the $57.2 million recorded in the fourth quarter of 2008. Income from operations for the fourth quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $35.0 million. This compares to $39.5 million in income from operations in the fourth quarter of 2008, which included the one time benefit of $11.5 million from patent-related litigation proceeds net of patent contingency accruals. GAAP net income for the fourth quarter of 2009 was $25.0 million or $0.25 per diluted share, up over 19 percent from $19.9 million or $0.21 per diluted share in the fourth quarter of 2008. For the three-month periods ended December 31, 2009 and December 31, 2008, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $1.0 million and $1.1 million, respectively, of interest and convertible notes issuance cost amortization, net of income taxes.
     Non-GAAP income from operations for the fourth quarter of 2009 was $44.2 million, up 24 percent from $35.6 million in the fourth quarter of 2008. Non-GAAP net income for the fourth quarter of 2009 was $31.5 million or $0.31 per diluted share, up 29 percent from $23.5 million or $0.24 per diluted share in the fourth quarter of 2008. Non-GAAP income from operations and non-GAAP net income exclude charges and benefits related to the amortization of acquired technology and intangible assets, share-based payments, facilities restructurings, acquisitions and other, and patent-related litigation proceeds net of patent contingency accruals. A reconciliation of GAAP results to non-GAAP results is included below.
     For the year ended December 31, 2009, revenues were $500.7 million, an increase of 10 percent from the $455.7 million recorded in 2008. License revenues for the year 2009 were $214.3 million, up nine percent from $195.8 million for the year 2008. GAAP income from operations for 2009 was $89.4 million, up six percent from $84.2 million for 2008. GAAP net income for the year 2009 was $64.2 million or $0.66 per diluted share, up over 13 percent from $56.0 million or $0.58 per diluted share for the year 2008. Non-GAAP income from operations for the year of 2009 was $125.2 million, up 24 percent from $101.2 million for the year 2008. Non-GAAP net income for 2009 was $89.6 million or $0.91 per diluted share, up over 19 percent from $74.8 million or $0.76 per diluted share in 2008. For the years ended December 31, 2008 and December 31, 2009, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $4.0 million in 2009 and $4.3 million in 2008 of interest and convertible notes issuance cost amortization, net of income taxes. Non-GAAP income from operations and non-GAAP net income exclude charges and benefits related to the amortization of acquired technology and intangible assets, share-based payments, facilities restructurings, acquisitions and other, and patent-related litigation proceeds net of patent contingency accruals.
     “In 2009, we attained our fifth consecutive record year. Over the past five years, we consistently achieved year-over-year growth rates that are significantly faster than the enterprise software industry,” said Sohaib Abbasi, chairman and CEO of Informatica. “Clearly, our singular mission, compelling value proposition and the team’s relentless pace of innovation are driving record results in all economic times.”
Significant milestones achieved since October 2009 include:
•	Signed repeat business with 356 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included Alcatel-Lucent, Bell Mobility, British Sky Broadcasting, Monsanto, Standard & Poor’s, Thomson Corporation, Union Bank, and US Xpress.

•	Added 74 new customers. Informatica increased its customer base this quarter to 3,931 companies. New customers included the Asseco Poland, Columbia Sportswear

Company, ENMAX, the Federation of State Medical Boards, HealthNow of New York, Sensis and Tatung University.

•	Acquired Siperian, a visionary pioneer in the Master Data Management (MDM) infrastructure technology category. The new MDM Infrastructure category expands Informatica’s addressable market. Based on the existing tight integration between Informatica and Siperian products, Informatica is even better prepared to advance its leadership in its core data integration and MDM infrastructure markets.

•	Launched Informatica 9. The first and only data integration platform enabling the data-driven enterprise through Business-IT Collaboration, Pervasive Data Quality and SOA-Based Data Services. The Platform combines products in six categories: enterprise data integration, data quality, B2B data exchange, application information lifecycle management, complex event processing and cloud computing data integration.

•	Launched Informatica Cloud 9. A comprehensive offering for cloud integration, comprised of the Informatica Cloud Platform — a multi-tenant, enterprise-class data integration platform-as-a-service, new and enhanced cloud software-as-a-service offerings and Informatica Address Quality Cloud Services running on Amazon EC2.

•	Achieved SWIFT Certification. Scoring 99% to 100% from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) on rigorous SWIFTReady MDS Certification, the Informatica Platform achieved one of the most technically advanced solution categories defined by SWIFT.

•	Positioned in the Leaders Quadrant in the Gartner 2009 Data Integration Tools Magic Quadrant. According to the report, “Leaders in the data integration tools market are front-runners in the convergence of single purpose tools into an offering that supports a range of data delivery styles. These vendors are strong in the more traditional data integration patterns such as ETL, they support newer patterns such as data federation, and provide capabilities that enable data services in the context of SOA. Leaders have significant mind share in the market, and resources skilled with their tools are readily available. These vendors establish market trends, to a large degree, by providing new functional capabilities in their products, and by identifying new types of business problems where data integration tools can bring significant value.”

•	Informatica Cloud Data Loader named 2009 ‘Best Data Integration Tool’. For the second consecutive year Informatica, the preferred data integration partner for salesforce.com, garnered more four and five star reviews than any other integration product in its category. More than 500 companies around the world use Informatica Cloud to integrate their Salesforce CRM applications and Force.com platform with their back office systems.

•	Announced $50 million Stock Repurchase Authorization. Informatica’s Board of Directors has approved $50 million to replenish the existing authorization under the Company’s common stock repurchase program, including the repurchase of its outstanding common stock and convertible notes from time to time. The company expects to repurchase shares to offset the otherwise dilutive impact of stock option exercise and restricted stock vesting activity. Purchases may be made, from time to time, in the open market and will be funded from available working capital. The number of shares to be purchased and the timing of purchases will be based on several factors, including the price of Informatica’s stock, general business and market conditions, and other investment opportunities.
Conference Call and Webcast
Informatica will discuss its fourth quarter and full-year 2009 results and its acquisition of Siperian on a conference call today beginning at 2:00 p.m. PST. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 706-645-9291, reservation number 49661073.
About Informatica
Informatica Corporation (NASDAQ: INFA) is the world’s number one provider of data integration software. The Informatica Platform provides organizations with a comprehensive, unified, open and economical approach to lower IT costs and gain competitive advantage from their information assets. More than 3,900 enterprises worldwide rely on Informatica to access, integrate and trust their information assets held in the traditional enterprise and in the internet cloud. For more information, call +1 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.

Non-GAAP Financial Information
To supplement Informatica’s condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of income from operations, net income and net income per share. These measures are adjusted from income from operations, net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed above. The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, net income or net income per share prepared in accordance with GAAP.
Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making, and as a means to evaluate period to period comparisons. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of Informatica’s performance, by excluding certain expenses and expenditures such as non-cash charges and discrete charges that are infrequent in nature, such as charges related to acquisitions, that may not be indicative of its underlying operating results. In addition, Informatica believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of similar companies in Informatica’s industry, many of which present similar non-GAAP financial measures to investors. As an example, Informatica believes that it enhances comparability with similar companies’ operating results by excluding stock-based compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because SFAS 123(R) allows companies to use different valuation methodologies and subjective assumptions. In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting future periods.

There are a number of limitations related to these non-GAAP financial measures: (1) the non-GAAP measures exclude some costs that are recurring, particularly share-based payments, and we believe that share-based compensation will continue to be a significant recurring expense for the foreseeable future; because share-based compensation is an important part of our employees’ compensation, such payments can impact their performance; and (2) the items we exclude in our non-GAAP measures may differ from the components our peer companies exclude when they report their non-GAAP measures. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements relating to Informatica’s opportunity for growth in the data integration market and the expected benefits of the Siperian acquisition to customers, to Informatica’s addressable market and to Informatica’s technology leadership. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing, and other resources; (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general; (3) lack of control regarding our strategic partners’ devotion of adequate resources to promote, sell, implement, and support our products; (4) successfully integrating Siperian, its products, technologies and employees into Informatica and achieve expected synergies and (5) retain key employees . Additional risks and uncertainties are included under the caption “Risk Factors” in Informatica’s report on Form 10-K for the year ended December 31, 2008 and 10-Q for the quarter ended September 30, 2009, which are on file with the SEC and is available on the Company’s investor relations website at http://www.informatica.com/. All information provided in this release is as of January 28, 2010 and Informatica undertakes no duty to update this information.
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Note: Informatica is a registered trademark of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Revenues:
License	$71,552	$57,191	$214,322	$195,769
Service	79,345	67,221	286,371	259,930

Total revenues	150,897	124,412	500,693	455,699

Cost of revenues:
License	1,111	979	3,135	3,291
Service	20,944	18,718	76,549	80,287
Amortization of acquired technology	2,453	1,271	7,950	4,125

Total cost of revenues	24,508	20,968	87,634	87,703

Gross profit	126,389	103,444	413,059	367,996

Operating expenses:
Research and development	21,263	18,038	78,352	72,522
Sales and marketing	57,381	44,919	192,747	177,339
General and administrative	10,803	10,484	41,449	37,411
Amortization of intangible assets	2,812	1,718	10,051	4,575
Facilities restructuring charges	(300)	254	1,661	3,018
Acquisitions and other	(570)	—	(570)	390
Patent related litigation proceeds net of patent contingency accruals	—	(11,495)	—	(11,495)

Total operating expenses	91,389	63,918	323,690	283,760

Income from operations	35,000	39,526	89,369	84,236
Interest income and other, net	(303)	914	449	7,737

Income before income taxes	34,697	40,440	89,818	91,973
Income tax provision	9,726	20,568	25,607	35,993

Net income	$24,971	$19,872	$64,211	$55,980

Basic net income per common share	$0.28	$0.23	$0.73	$0.64

Diluted net income per common share (1)	$0.25	$0.21	$0.66	$0.58

Shares used in computing basic net income per common share	89,589	87,178	87,991	88,109

Shares used in computing diluted net income per common share	105,807	101,767	103,312	103,278

(1)	Diluted EPS is calculated under the “if converted” method for the three months and the years ended December 31, 2009 and 2008. This includes the add-back of interest and convertible notes issuance cost amortization, net of applicable income taxes of $1.0 million and $1.1 million for the three months ended December 31, 2009 and 2008, respectively, and $4.0 million and $4.3 million for the years ended December 31, 2009 and 2008, respectively.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$159,197	$179,874
Short-term investments	305,283	281,055
Accounts receivable, net of allowances of $3,454 in 2009 and $2,558 in 2008	110,653	87,492
Deferred tax assets	30,384	22,336
Prepaid expenses and other current assets	15,251	12,498

Total current assets	620,768	583,255

Property and equipment, net	7,928	9,063
Goodwill and intangible assets, net	350,595	254,592
Long-term deferred tax assets	2,296	7,294
Other assets	8,723	8,908

Total assets	$990,310	$863,112

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and other current liabilities	$96,654	$71,282
Accrued facilities restructuring charges	19,880	19,529
Deferred revenues	139,629	120,892

Total current liabilities	256,163	211,703

Convertible senior notes	201,000	221,000
Accrued facilities restructuring charges, less current portion	32,845	44,939
Long-term deferred revenues	4,531	8,847
Long-term income taxes payable	12,176	20,668

Stockholders’ equity	483,595	355,955

Total liabilities and stockholders’ equity	$990,310	$863,112

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended
	December 31,
	2009	2008
	(unaudited)
Operating activities:
Net income	$64,211	$55,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,513	5,618
Allowance for doubtful accounts	320	1,268
Gain on early extinguishment of debt	(337)	(1,015)
Share-based payments	17,926	16,321
Deferred income taxes	(8,578)	(10,874)
Tax benefits from share-based payments	11,391	9,907
Excess tax benefits from share-based payments	(8,670)	(5,094)
Amortization of intangible assets and acquired technology	18,001	8,700
Non-cash facilities restructuring charges	1,661	3,018
Other non-cash items	504	370
Changes in operating assets and liabilities:
Accounts receivable	(19,631)	(5,959)
Prepaid expenses and other assets	(2,987)	3,298
Accounts payable and other current liabilities	(4,478)	2,246
Income taxes payable	5,933	13,210
Accrued facilities restructuring charges	(13,239)	(12,628)
Deferred revenues	9,262	15,529

Net cash provided by operating activities	76,802	99,895

Investing activities:
Purchases of property and equipment	(3,303)	(4,728)
Purchases of investments	(462,440)	(468,880)
Purchase of investment in equity interest	—	(3,000)
Purchase of patents	(2,420)	(1,300)
Maturities and sales of investments	437,155	470,005
Business acquisitions, net of cash acquired	(86,024)	(86,980)
Transfer from restricted cash	—	12,016

Net cash used in investing activities	(117,032)	(82,867)

Financing activities:
Net proceeds from issuance of common stock	41,697	27,582
Repurchases and retirement of common stock	(12,835)	(56,996)
Repurchases of convertible senior notes	(19,200)	(7,774)
Excess tax benefits from share-based payments	8,670	5,094

Net cash provided by (used in) financing activities	18,332	(32,094)

Effect of foreign exchange rate changes on cash and cash equivalents	1,221	(8,721)

Net decrease in cash and cash equivalents	(20,677)	(23,787)
Cash and cash equivalents at beginning of period	179,874	203,661

Cash and cash equivalents at end of period	$159,197	$179,874

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Total revenues	$150,897	$124,412	$500,693	$455,699

Operating income:

GAAP operating income	$35,000	$39,526	$89,369	$84,236

Percentage of GAAP operating income to total revenues	23%	32%	18%	18%

Plus:
Amortization of acquired technology — Cost of revenues	2,453	1,271	7,950	4,125
Amortization of intangible assets — Operating expenses	2,812	1,718	10,051	4,575
Facilities restructuring charges — Operating expenses	(300)	254	1,661	3,018
Acquisitions and other — Operating expenses	(570)	—	(570)	390
Share-based payments — Cost of revenues	575	489	2,199	2,023
Share-based payments — Research and development	1,345	1,067	4,813	4,110
Share-based payments — Sales and marketing	1,579	1,461	5,976	5,396
Share-based payments — General and administrative	1,295	1,320	4,938	4,792
Patent contingency accrual reversal — General and administrative	—	—	(1,170)	—
Patent related litigation proceeds net of patent contingency accruals — Operating expenses	—	(11,495)	—	(11,495)

Non-GAAP operating income	$44,189	$35,611	$125,217	$101,170

Percentage of Non-GAAP operating income to total revenues	29%	29%	25%	22%

Net income:

GAAP net income	$24,971	$19,872	$64,211	$55,980

Plus:
Amortization of acquired technology — Cost of revenues	2,453	1,271	7,950	4,125
Amortization of intangible assets — Operating expenses	2,812	1,718	10,051	4,575
Facilities restructuring charges — Operating expenses	(300)	254	1,661	3,018
Acquisitions and other — Operating expenses	(570)	—	(570)	390
Share-based payments — Cost of revenues	575	489	2,199	2,023
Share-based payments — Research and development	1,345	1,067	4,813	4,110
Share-based payments — Sales and marketing	1,579	1,461	5,976	5,396
Share-based payments — General and administrative	1,295	1,320	4,938	4,792
Patent contingency accrual reversal — General and administrative	—	—	(1,170)	—
Patent related litigation proceeds net of patent contingency accruals — Operating expenses	—	(11,495)	—	(11,495)
Income tax adjustments	(2,644)	7,497	(10,428)	1,880

Non-GAAP net income	$31,516	$23,454	$89,631	$74,794

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Diluted net income per share: (1)

Diluted GAAP net income per share	$0.25	$0.21	$0.66	$0.58

Plus:
Amortization of acquired technology	0.02	0.01	0.08	0.04
Amortization of intangible assets	0.03	0.02	0.10	0.04
Facilities restructuring charges	—	—	0.02	0.03
Acquisitions and other	(0.01)	—	(0.01)	—
Share-based payments	0.05	0.04	0.17	0.16
Patent contingency accrual reversal	—	—	(0.01)	—
Patent related litigation proceeds net of patent contingency accruals	—	(0.11)	—	(0.11)
Income tax adjustments	(0.03)	0.07	(0.10)	0.02

Diluted Non-GAAP net income per share	$0.31	$0.24	$0.91	$0.76

Shares used in computing diluted Non-GAAP net income per share	105,807	101,957	103,312	103,937

(1)	Diluted EPS is calculated under the “if converted” method for the three months and the years ended December 31, 2009 and 2008. This includes the add-back of interest and convertible notes issuance cost amortization, net of applicable income taxes of $1.0 million and $1.1 million for the three months ended December 31, 2009 and 2008, respectively, and $4.0 million and $4.3 million for the years ended December 31, 2009 and 2008, respectively.